EXHIBIT 10.3

GUARANTY

THIS GUARANTY (“Guaranty”) is executed as of May 7, 2014, by INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”), for the benefit of JPMORGAN CHASE BANK, N.A., (“Bank”).

RECITALS

A. IREIT MANSFIELD POINTE, L.L.C., a Delaware limited liability company (“Borrower”), and the Bank have entered into that certain Construction Loan and Security Agreement of even date herewith (the “Loan Agreement”), pursuant to which the Bank has agreed to make disbursements in an amount not to exceed FOURTEEN MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($14,200,000.00) (the “Loan”), for the purpose of financing of a shopping center located at the southwest quadrant of Highway 287 and Debbie Lane in the City of Mansfield, County of Darren and State of Texas. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

B. The Bank is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to the Bank, of the Obligations as defined in the Loan Agreement; and

C. Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from the Bank making the Loan to Borrower.

AGREEMENT

NOW, THEREFORE, as an inducement to the Bank to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor agrees with Bank, as follows:

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Section 1. Guaranty of Obligations.

(a) Subject to the limitations set forth in this Agreement, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Bank, the payment and performance of the Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable, jointly and severally, for the Obligations as a primary obligor, subject to the limitations set forth in subsection (b) below, and that Guarantor shall fully perform each and every term and provision hereof. This Guaranty is a guaranty of payment and not of collection only. Bank shall not be required to exhaust any right or remedy or take any action against Borrower or any other person or entity or any collateral. Guarantor agrees that, as between Guarantor and Bank, the Obligations may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards Borrower and that in the event of a declaration or attempted declaration, the Obligations shall immediately become due and payable by Guarantor for the purposes of this Guaranty.

(b) Notwithstanding anything herein to the contrary, at all times prior to the payment in full of the Obligations, Borrower and Guarantor shall have unlimited liability for the payment and performance of the Obligations if:

1.	there is a transfer or encumbrance or other action involving interests in the Mortgaged Property or the Borrower that is a Default under Section 8.01(g) (Transfer or Encumbrance of Interest in Mortgage Property or Borrower) of the Loan Agreement, except for Liens securing (a) claims of Persons supplying labor or materials to the Mortgaged Property, or (b) unpaid taxes, assessments and governmental charges levied upon, assessed or charged against the Mortgaged Property (together, “Mechanics and Tax Liens”); or

2.	Borrower or Guarantor voluntarily takes any of the actions described in Section 8.01(c) (Voluntary Proceedings) of the Loan Agreement; or

3.	Any involuntary proceeding or other action described in Section 8.01(b) (Involuntary Proceeding) of the Loan Agreement is taken against Borrower or Guarantor.
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(c) In addition, notwithstanding anything herein to the contrary, at all times prior to the payment in full of the Obligations, the Guarantor guaranties to the Bank, the full and prompt payment of, and agrees to pay protect, guarantee, indemnify, defend and hold harmless the Bank from and against, any liability, loss, damage, costs and expenses (including reasonable legal fees and disbursements) suffered by the Bank, and caused by or related to or as a result of the following:

1.	any willful misconduct, fraud or material misrepresentation in any of the Loan Documents by Borrower, Guarantor, or any Affiliate, or any of their respective partners, shareholders owning more than nine percent (9%) of the ownership interest in Borrower, Guarantor, or any Affiliate, members, officers, or directors;

2.	physical waste with respect to any portion of the Mortgaged Property;

3.	the removal or disposal of any property in which the Bank has a Lien, in violation of the terms of the Loan Documents;

4.	the failure of Borrower to maintain the insurance coverages required under the Loan Documents, or the application, misapplication or misappropriation of any insurance proceeds or condemnation awards in a manner not permitted by the Loan Documents;

5.	the failure by Borrower to pay to Bank all revenues received by or on behalf of Borrower from the operation or ownership of the Mortgaged Property after Bank has notified Borrower of a Default, less only that portion of such revenues which is actually used by Borrower to operate the Mortgaged Property in the ordinary course of business;

6.	Mechanics and Tax Liens in violation of Section 4.01 of the Loan Agreement;

7.	obligations covered under the Environmental Indemnity; and

8.	the failure of the Property or any part thereof to comply with applicable zoning requirements and parking requirements.

(e) These provisions are in addition to, and not in limitation of, the obligations of the Guarantor under the Environmental Indemnity.

(f) It is understood that the obligations of Borrower to Bank may at any time and from time to time exceed the liability of Guarantor hereunder without impairing this Guaranty and Guarantor and Bank, agree, as between themselves, that regardless of the manner of application of payments made by Borrower to Bank, all such payments shall be deemed to be applied first to the portion of the obligations of Borrower which are not guaranteed hereunder and last to the portion of the such obligations which are guaranteed hereunder.

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Section 2. Guaranty Absolute. Guarantor absolutely, unconditionally, and irrevocably guarantees that the Obligations shall be paid strictly in accordance with the terms of the Loan Documents. The liability of Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, or failure to act by Bank with respect to, any other guaranty or support document, or any exchange, release or non-perfection of, or failure to act by Bank with respect to, any collateral, for all or any of the Obligations; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Obligations or any Loan Document; (d) any change in the corporate existence, structure, or ownership of Borrower; (e) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document; and (f) any other setoff, recoupment, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, Borrower or a guarantor.

Section 3. Guaranty Irrevocable. This Guaranty is a continuing guaranty of the payment of all Obligations now or hereafter existing and shall remain in full force and effect until payment in full of all Obligations and other amounts payable under this Guaranty and the Loan Documents are no longer in effect.

Section 4. Waiver of Certain Rights and Notices. To the fullest extent not prohibited by applicable law, except as specifically provided herein, Guarantor hereby waives and agrees not to assert or take advantage of (a) any right to require Bank to proceed against or exhaust its recourse against Borrower, any other guarantor or endorser, or any security or collateral held by the Bank at any time or to pursue any other remedy in its power before proceeding against Guarantor hereunder; (b) the defense of the statute of limitations in any action hereunder; (c) any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of Borrower, Guarantor or any other or others, (ii) the revocation or repudiation hereof by Guarantor or the revocation or repudiation of any of the Loan Documents by Borrower or any other or others, (iii) the failure of the Bank to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of Borrower or any other or others, (iv) the unenforceability in whole or in part of any Loan Document, (v) Bank’s election in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111(b)(2) of the federal Bankruptcy Code, or (vi) any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; (d) presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, and indulgences and notices of any other kind whatsoever; (e) any defense based upon an election of remedies by Bank which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Borrower for reimbursement, or both; (f) any defense based upon any taking, modification or release of any collateral or guarantees for any of the Obligations, or any failure

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to perfect any security interest in, or the taking of or failure to take any other action with respect to any collateral securing payment or performance of the Obligations; (g) any right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any obligations to which it applies or may apply; and (h) any rights or defenses based upon an offset by Guarantor against any obligation now or hereafter owed to Guarantor by Borrower; it being the intention hereof that Guarantor shall remain liable hereunder to the extent set forth herein, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor, until the termination of this Guaranty under Section 3. Guarantor waives presentment, demand, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any of the Obligations and any other formality with respect to any of the Obligations or this Guaranty.

Section 5. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lenders on the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though the payment had not been made, whether or not Bank is in possession of the Guaranty.

Section 6. Subrogation. Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Obligations have been paid in full and the Loan Documents are no longer in effect. If any amount is paid to Guarantor on account of subrogation rights under this Guaranty at any time when all the Obligations have not been paid in full, the amount shall be held in trust for the benefit of the Bank and shall be promptly paid to Bank, to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Loan Documents. If Guarantor makes payment to Bank, of all or any part of the Obligations and all the Obligations are paid in full and the Loan Documents are no longer in effect, Bank shall, at Guarantor's request, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of the interest in the Obligations resulting from the payment.

Section 7. Subordination. Without limiting Bank’s rights under any other agreement, any liabilities owed by Borrower to Guarantor in connection with any extension of credit or financial accommodation by Guarantor to or for the account of Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Obligations, and such liabilities of Borrower to Guarantor, if Bank so requests, shall be collected, enforced and received by Guarantor as trustee for Bank and shall be paid over to Bank, on account of the Obligations but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

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Section 8. Certain Taxes. The Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required to be withheld from any amounts payable to Bank, hereunder, the amounts so payable to Bank, shall be increased to the extent necessary to yield to Bank (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by the Guarantor, as promptly as possible thereafter, the Guarantor shall send the Bank an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Bank.

Section 9. Representations and Warranties. Guarantor represents and warrants that: (a) this Guaranty (i) has been authorized by all necessary action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to Guarantor; (iii) does not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally; and (b) in executing and delivering this Guaranty, Guarantor has (i) without reliance on any Lender or any information received from any Lender and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and Borrower, Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, Borrower or the obligations and risks undertaken herein with respect to the Obligations; (ii) adequate means to obtain from Borrower on a continuing basis information concerning Borrower; (iii) full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of Bank not embodied herein or any acts heretofore or hereafter taken by Bank (including but not limited to any review by Bank of the affairs of Borrower).

Section 10. Financial Reports and Covenants.

(a) Guarantor shall keep adequate books and records of account in accordance with methods acceptable to Bank, consistently applied and furnish to Bank the financial statements described in Section 4.08 of the Loan Agreement as required by said Section 4.08.

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(b) Bank and its accountants shall have the right to examine the records, books, management and other papers of Guarantor which reflect upon its financial condition, at the Mortgaged Property or at any office regularly maintained by Guarantor where the books and records are located. Bank and its accountants shall have the right to make copies and extracts from the foregoing records and other papers with prior written notice to and at no cost to Guarantor. In addition, Bank and its accountants shall have the right to examine and audit the books and records of Guarantor pertaining to the income, expenses and operation of the Mortgaged Property during reasonable business hours at any office of Guarantor where the books and records are located.

(c) Guarantor hereby covenants and agrees with Bank as follows:

(i) Throughout the term of the Loan, and until this Guaranty is released in accordance with the terms hereof, Guarantor shall maintain at all times a minimum tangible Net Worth of not less than $25,000,000.00. As used herein “Net Worth” means, as of the date of any determination thereof, the amount of all assets of Guarantor, less all outstanding indebtedness and all other liabilities, including, without limitation, deferred income taxes, and deferred investment tax credits. Bank may, in its discretion, from time to time, verify Guarantor’s compliance with such Net Worth requirement.

(ii) A default by Guarantor under any or all of Subsection 10(c)(i) shall be an immediate default under this Guaranty and an Event of Default under the Loan Agreement, entitling Bank to exercise any rights and remedies available under this Guaranty or the other Loan Documents.

Section 11. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 12. Setoff. If a Default shall have occurred and be continuing, Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and to the extent permitted under Section 10.08 of the Loan Agreement, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Bank or Affiliate to or for the credit or the account of Guarantor against any of and all the Obligations held by Bank, irrespective of whether or not Bank shall have made any demand under this Guaranty and although such Obligations may be unmatured. The rights of Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which Bank may have.

Section 13. Formalities. Guarantor waives presentment, demand, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any of the Obligations and any other formality with respect to any of the Obligations or this Guaranty.

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Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Bank, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Bank to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 15. Expenses. Guarantor shall reimburse Bank on demand for all third party out of pocket costs, expenses and charges (including without limitation reasonable fees and charges of external legal counsel for Bank ) incurred by Bank in connection with the performance or enforcement of this Guaranty. The obligations of Guarantor under this Section shall survive the termination of this Guaranty.

Section 16. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of Guarantor, Bank and their respective successors and assigns; provided that Guarantor may not assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing: (a) the obligations of Guarantor under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if Guarantor is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) Bank may assign, sell participations in or otherwise transfer its rights under the Loan Documents to any other person or entity in accordance with the terms of the Loan Agreement, and the other person or entity shall then become vested with all the rights granted to Bank, as applicable, in this Guaranty or otherwise.

Section 17. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Section 18. Notices. All notices or other written communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:

(a) if to Guarantor, to it at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention of JoAnn McGuinness (Telecopy No. (630) 368-2218), (Email Address: joannmcguinness@inlandgroup.com); and

(b) if to Bank, to it at JPMorgan Chase Bank, N.A., Real Estate Bank, 10 South Dearborn Street, 19th Floor, Chicago, Illinois 60603, Attention of Carrie A. Reichert (Telecopy No. (312) 325-5172); (Email address: carrie.a.reichert@chase.com).

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Guarantor and Bank may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other party. All notices and other communications given to Guarantor or Bank in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt, in the case of email notices, as evidenced by sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt function”).

Section 19. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Guaranty shall be construed in accordance with and governed by the law of the State of Illinois.

(b) Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any United States Federal or Illinois State court sitting in Chicago, Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State or, to the extent permitted by law, in such Federal court. Guarantor hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Guaranty against Guarantor or its properties in the courts of any jurisdiction.

(c) Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in subsection (b) above. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Guarantor irrevocably consents to service of process in the manner provided for notices herein. Nothing in this Guaranty will affect the right of Bank to serve process in any other manner permitted by law.

Section 20. ECP RULES. No Guarantor hereunder shall be deemed to be a guarantor of any Swap Obligations if such Guarantor is not an “Eligible Contract Participant” as defined in § 1(a)(18) of the Commodity Exchange Act and the applicable rules issued by the Commodity Futures Trading Commission and/or the Securities and Exchange Commission (collectively, and as now or hereafter in effect, “the ECP Rules”) to the extent that the providing of such guaranty by such Guarantor would violate the ECP Rules or any other applicable law or regulation. This paragraph shall not affect any Guarantied Obligations of a Loan Guarantor other than Swap Obligations, nor shall it affect the Obligations of any Guarantor who qualifies as an “Eligible Contract Participant”.

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Section 21. Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 22. ENTIRETY. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY GUARANTOR EMBODY THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND BANK WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY GUARANTOR ARE INTENDED BY GUARANTOR AND BANK AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS HEREOF AND THEREOF, AND NO COURSE OF DEALING AMONG GUARANTOR AND BANK, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT EXECUTED BY GUARANTOR. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND BANK.

Section 23. WAIVER OF RIGHT TO TRIAL BY JURY. GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, BANK, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, ADMINSTRATIVE AGENT, ON BEHALF OF THE LENDERS, EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND SUCH OTHER PARTY HAVE BEEN INDUCED TO EXECUTE OR ACCEPT THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By:	/s/ Mary J. Pechous
Name:	Mary J. Pechous
Title:	Assistant Secretary

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